Exhibit 99.1

1001 Louisiana St., Suite 2900

Houston, TX 77002

NYSE: SPN

FOR FURTHER INFORMATION CONTACT:

Paul Vincent, VP of Investor Relations, (713) 654-2200

SUPERIOR ENERGY SERVICES ANNOUNCES

THIRD QUARTER 2016 RESULTS

Houston, October 24, 2016 – Superior Energy Services, Inc. (the “Company”) today announced a net loss from continuing operations for the third quarter of 2016 of $113.9 million, or $0.75 per share, on revenue of $326.2 million. This compares to a net loss from continuing operations for the second quarter of 2016 of $468.6 million, or $3.09 per share, on revenue of $356.3 million and a net loss from continuing operations for the third quarter of 2015 of $816.6 million, or $5.42 per share, on revenue of $601.4 million.

The Company recorded a pre-tax charge of $4.3 million for restructuring costs during the third quarter. The resulting adjusted net loss from continuing operations for the third quarter of 2016 was $110.9 million, or $0.73 per share. This compares to an adjusted net loss from continuing operations of $80.4 million, or $0.53 per share for the second quarter of 2016, and an adjusted net loss from continuing operations of $68.8 million, or $0.46 per share for the third quarter of 2015.

David Dunlap, President and CEO, commented, “The third quarter was clearly one of transition in U.S. land markets. The U.S. land rig count increased throughout the quarter and crude oil and natural gas prices stabilized. Despite these key early indicators that a cyclical recovery may be approaching, customer urgency around increased activity levels remained lethargic.

“A transition period in U.S. land markets following such a severe downturn may take several quarters to unfold but we’ve maintained throughout the downturn that we will respond early when market conditions improve and that is exactly what we began to do as the third quarter progressed. Our cash liquidity provides us the ability to ramp into a recovery and aggressively position our most competitive product and service lines in the market to fully benefit from higher utilization and pricing increases as they occur.

“While U.S. land markets may be beginning to awaken, the Gulf of Mexico and certain international markets continue to lag and declined further during the third quarter. We will continue to appropriately size our businesses in these geographies but we will also pursue opportunities that will enhance our performance when these markets improve.”

Third Quarter 2016 Geographic Breakdown

U.S. land revenue was $170.2 million in the third quarter of 2016, an 8% increase as compared with revenue of $157.1 million in the second quarter of 2016 and a 50% decrease compared to revenue of $338.3 million in the third quarter of 2015. Gulf of Mexico revenue was

$73.4 million, a sequential decrease of 30% from second quarter 2016 revenue of $104.3 million, and a 44% decrease from revenue of $131.9 million in the third quarter of 2015. International revenue decreased 13% to $82.6 million as compared with $94.9 million in the second quarter of 2016 and decreased 37% as compared to revenue of $131.2 million in the third quarter of 2015.

Drilling Products and Services Segment

The Drilling Products and Services segment revenue in the third quarter of 2016 was $63.6 million, a 21% decrease from second quarter 2016 revenue of $80.7 million and a 51% decrease from third quarter 2015 revenue of $128.5 million.

U.S. land revenue increased 30% sequentially to $15.2 million, as land drilling activity increased throughout the quarter. Gulf of Mexico revenue decreased 32% sequentially to $26.5 million resulting from fewer rigs working throughout the quarter. International revenue decreased 27% sequentially to $21.9 million, also as a result of reduced drilling activity during the quarter.

Onshore Completion and Workover Services Segment

The Onshore Completion and Workover Services segment revenue in the third quarter of 2016 was $125.0 million, an 8% increase from second quarter 2016 revenue of $115.9 million and a 38% decrease from third quarter 2015 revenue of $202.9 million. On a sequential basis, the revenue increase was driven by higher well fracturing utilization as completion activity, primarily in the Permian Basin, increased during the quarter.

Production Services Segment

The Production Services segment revenue in the third quarter of 2016 was $73.6 million, a 9% decrease from second quarter 2016 revenue of $80.5 million and a 55% decrease from third quarter 2015 revenue of $163.9 million.

U.S. land revenue decreased 6% sequentially to $19.3 million due to lower levels of coiled tubing activity which was partially offset by increased well testing revenue. Gulf of Mexico revenue decreased 9% sequentially to $14.2 million due to decreased hydraulic workover and snubbing and electric line activity which was offset slightly by increased coiled tubing and slickline activity. International revenue decreased 10% sequentially to $40.1 million primarily due to a decrease in well service and intervention activity in Latin America.

Technical Solutions Segment

The Technical Solutions segment revenue in the third quarter of 2016 was $64.0 million, a 19% decrease from second quarter 2016 revenue of $79.2 million and a 40% decrease from third quarter 2015 revenue of $106.1 million.

U.S. land revenue increased 17% sequentially to $10.7 million primarily due to increased well control activity. Gulf of Mexico revenue decreased 34% sequentially to $32.7 million due to decreased completion tools revenue and lower subsea intervention activity. International revenue was unchanged at $20.6 million.

Conference Call Information

The Company will host a conference call at 11:00 a.m. Eastern Daylight Time on Tuesday, October 25, 2016. The call can be accessed from the Company’s website at www.superiorenergy.com or by telephone at 412-902-0030. For those who cannot listen to the live call, a telephonic replay will be available through November 1, 2016 and may be accessed by calling 201-612-7415 and using the pass code 13646177#.

About Superior Energy Services

Superior Energy Services, Inc. (NYSE:SPN) serves the drilling, completion and production-related needs of oil and gas companies worldwide through its brand name drilling products and its integrated completion and well intervention services and tools, supported by an engineering staff who plan and design solutions for customers. For more information, visit: www.superiorenergy.com.

The press release contains, and future oral or written statements or press releases by us and our management may contain, certain forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks” and “estimates,” variations of such words and similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical fact regarding the Company’s financial position, financial performance, liquidity, strategic alternatives, market outlook, future capital needs, capital allocation plans, business strategies and other plans and objectives of our management for future operations and activities are forward-looking statements. These statements are based on certain assumptions and analyses made by our management in light of its experience and prevailing circumstances on the date such statements are made. Such forward-looking statements, and the assumptions on which they are based, are inherently speculative and are subject to a number of risks and uncertainties that could cause our actual results to differ materially from such statements. Such uncertainties include, but are not limited to: the cyclicality and volatility of the oil and gas industry, including changes in prevailing levels of capital expenditures, exploration, production and development activity; changes in prevailing oil and gas prices or expectations about future prices; operating hazards, including the significant possibility of accidents resulting in personal injury or death, property damage or environmental damage for which we may have limited or no insurance coverage or indemnification rights; the effect of regulatory programs (including regarding worker health and safety laws) and environmental matters on our operations or prospects, including the risk that future changes in the regulation of hydraulic fracturing could reduce or eliminate demand for our pressure pumping services, or that future changes in climate change legislation could result in increased operating costs or reduced commodity demand globally; counter-party risks associated with reliance on key suppliers; risks associated with the uncertainty of macroeconomic and business conditions worldwide; changes in competitive and technological factors affecting our operations; credit risk associated with our customer base; the potential inability to retain key employees and skilled workers; challenges with estimating our oil and natural gas reserves and potential liabilities related to our properties; risks inherent in acquiring businesses; risks associated with cyber-attacks; risks associated with business growth during an industry recovery outpacing the capabilities of our infrastructure and workforce; political, legal, economic and other risks and uncertainties associated with our international operations; potential changes in tax laws, adverse positions taken by tax authorities or tax audits impacting our operating results; risks associated with our outstanding debt obligations and the potential effect of limiting our future growth and operations; our continued access to credit markets on favorable terms; and the impact that unfavorable or unusual weather conditions could have on our operations. These risks and other uncertainties related to our business are described in our periodic reports filed with the Securities and Exchange Commission. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Investors are cautioned that many of the assumptions on which our forward-looking statements are based are likely to change after such statements are made, including for example the market prices of oil and gas and regulations affecting oil and gas operations, which we cannot control or anticipate. Further, we may make changes to our business strategies and plans (including our capital spending and capital allocation plans) at any time and without notice, based on any changes in the above-listed factors, our assumptions or otherwise, any of which could or will affect our results. For all these reasons, actual events and results may differ materially from those anticipated, estimated, projected or implied by us in our forward-looking statements. We undertake no obligation to update any of our forward-looking statements for any reason and, notwithstanding any changes in our assumptions, changes in our business plans, our actual experience, or other changes. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

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SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

Three and Nine Months Ended September 30, 2016 and 2015

(in thousands, except earnings per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues	$326,225	$601,396	$1,095,629	$2,229,415
Cost of services and rentals (exclusive of depreciation, depletion, amortization and accretion)	258,168	420,485	802,142	1,468,264
Depreciation, depletion, amortization and accretion	123,308	146,757	392,017	467,329
General and administrative expenses	86,743	123,189	270,467	403,812
Reduction in value of assets	—	755,632	462,461	1,563,269

Loss from operations	(141,994)	(844,667)	(831,458)	(1,673,259)
Other income (expense):
Interest expense, net	(21,771)	(22,622)	(68,325)	(71,213)
Other income (expense)	3,667	(3,123)	22,103	(10,620)

Loss from continuing operations before income taxes	(160,098)	(870,412)	(877,680)	(1,755,092)
Income taxes	(46,185)	(53,825)	(210,599)	(161,876)

Net loss from continuing operations	(113,913)	(816,587)	(667,081)	(1,593,216)
Loss from discontinued operations, net of income tax	(4,085)	(4,610)	(8,577)	(24,107)

Net loss	$(117,998)	$(821,197)	$(675,658)	$(1,617,323)

Loss per share information:
Basic and Diluted
Net loss from continuing operations	$(0.75)	$(5.42)	$(4.40)	$(10.60)
Loss from discontinued operations	(0.03)	(0.03)	(0.06)	(0.16)

Net loss	$(0.78)	$(5.45)	$(4.46)	$(10.76)

Weighted average common shares used in computing earnings per share:
Basic and diluted	151,707	150,742	151,337	150,372

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

September 30, 2016 and December 31, 2015

(in thousands)

	9/30/2016	12/31/2015
ASSETS

Current assets:
Cash and cash equivalents	$278,155	$564,017
Accounts receivable, net	271,323	428,514
Prepaid expenses	37,477	42,298
Inventory and other current assets	151,084	165,062
Assets held for sale	62,247	95,234

Total current assets	800,286	1,295,125

Property, plant and equipment, net	1,753,713	2,123,291
Goodwill	806,087	1,140,101
Notes receivable	55,782	52,382
Intangible and other long-term assets, net	227,952	303,345

Total assets	$3,643,820	$4,914,244

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$81,641	$114,475
Accrued expenses	242,376	271,246
Income taxes payable	2,919	9,185
Current portion of decommissioning liabilities	22,770	19,052
Current maturities of long-term debt	—	29,957
Liabilities held for sale	3,080	4,661

Total current liabilities	352,786	448,576

Deferred income taxes	200,664	383,069
Decommissioning liabilities	99,485	98,890
Long-term debt, net	1,283,581	1,588,263
Other long-term liabilities	193,571	184,634
Total stockholders’ equity	1,513,733	2,210,812

Total liabilities and stockholders’ equity	$3,643,820	$4,914,244

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES

SEGMENT HIGHLIGHTS

THREE MONTHS ENDED SEPTEMBER 30, 2016, JUNE 30, 2016 AND SEPTEMBER 30, 2015

(in thousands)

(unaudited)

	Three months ended,
Revenue	September 30, 2016	June 30, 2016	September 30, 2015
Drilling Products and Services	$63,570	$80,633	$128,489
Onshore Completion and Workover Services	125,022	115,893	202,912
Production Services	73,540	80,543	163,937
Technical Solutions	64,093	79,202	106,058

Total Revenues	$326,225	$356,271	$601,396

Income (Loss) from Operations	September 30, 2016	June 30, 2016	September 30, 2015
Drilling Products and Services	$(29,347)	$(71,275)	$6,997
Onshore Completion and Workover Services	(74,195)	(261,206)	(795,397)
Production Services	(27,722)	(247,052)	(46,065)
Technical Solutions	(10,730)	2,102	(10,202)

Total Income (Loss) from Operations	$(141,994)	$(577,431)	$(844,667)

Adjusted Income (Loss) from Operations (1)	September 30, 2016	June 30, 2016	September 30, 2015
Drilling Products and Services	$(27,333)	$(23,214)	$7,536
Onshore Completion and Workover Services	(73,401)	(68,209)	(53,206)
Production Services	(26,803)	(21,876)	(23,818)
Technical Solutions	(10,210)	3,553	(9,046)

Total Adjusted Income (Loss) from Operations	$(137,747)	$(109,746)	$(78,534)

(1)	Adjusted income (loss) from operations excludes the impact of reduction in value of assets and restructuring costs for the three months ended September 30, 2016, June 30, 2016 and September 30, 2015.

Non-GAAP Financial Measures

The following tables reconcile consolidated net loss from continuing operations and income (loss) from operations by segment, which are the directly comparable financial results determined in accordance with Generally Accepted Accounting Principles (GAAP), to consolidated adjusted loss from continuing operations and adjusted income (loss) from operations by segment (non-GAAP financial measures). Consolidated adjusted loss from continuing operations and income (loss) from operations by segment exclude the impact of reduction in value of assets and restructuring costs. These financial measures are provided to enhance investors’ overall understanding of the Company’s current financial performance.

Reconciliation of As Reported Net Loss from Continuing Operations to Adjusted Net Loss From Continuing Operations

For the three months ended September 30, 2016, June 30, 2016 and September 30, 2015

(in thousands)

(unaudited)

	Three months ended,
	September 30, 2016		June 30, 2016		September 30, 2015
	Consolidated	Per Share	Consolidated	Per Share	Consolidated	Per Share
Reported net loss from continuing operations	$(113,913)	$(0.75)	$(468,632)	$(3.09)	$(816,587)	$(5.42)
Reduction in value of assets and other items	4,247	0.03	467,685	3.09	766,133	5.08
Income taxes	(1,225)	(0.01)	(79,450)	(0.53)	(18,370)	(0.12)

Adjusted net loss from continuing operations	$(110,891)	$(0.73)	$(80,397)	$(0.53)	$(68,824)	$(0.46)

Reconciliation of As Reported Income (Loss) from Operations to Adjusted Income (Loss) From Operations

For the three months ended September 30, 2016, June 30, 2016 and September 30, 2015

(in thousands)

(unaudited)

	Three months ended, September 30, 2016
	Drilling Products and Services	Onshore Completion and Workover Services	Production Services	Technical Solutions	Consolidated
Reported loss from operations	$(29,347)	$(74,195)	$(27,722)	$(10,730)	$(141,994)
Restructuring costs	2,014	794	919	520	4,247

Adjusted loss from operations	$(27,333)	$(73,401)	$(26,803)	$(10,210)	$(137,747)

	Three months ended, June 30, 2016
	Drilling Products and Services	Onshore Completion and Workover Services	Production Services	Technical Solutions	Consolidated
Reported income (loss) from operations	$(71,275)	$(261,206)	$(247,052)	$2,102	$(577,431)
Reduction in value of assets	47,659	188,741	223,883	—	460,283
Restructuring costs	402	4,256	1,293	1,451	7,402

Adjusted income (loss) from operations	$(23,214)	$(68,209)	$(21,876)	$3,553	$(109,746)

	Three months ended, September 30, 2015
	Drilling Products and Services	Onshore Completion and Workover Services	Production Services	Technical Solutions	Consolidated
Reported income (loss) from operations	$6,997	$(795,397)	$(46,065)	$(10,202)	$(844,667)
Reduction in value of assets	—	740,000	15,632	—	755,632
Restructuring costs	539	2,191	6,615	1,156	10,501

Adjusted income (loss) from operations	$7,536	$(53,206)	$(23,818)	$(9,046)	$(78,534)